CLEAR SKIES GROUP, INC.

FINANCIAL STATEMENTS
AND
INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2006 AND 2005

CLEAR SKIES GROUP, INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Clear Skies Group, Inc.

We have audited the accompanying balance sheets of Clear Skies Group, Inc. (the “Company”) as of December 31, 2006 and 2005, and the related statements of operations, stockholder’s deficit, and cash flows for the year ended December 31, 2006 and the period August 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Clear Skies Group, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the year ended December 31, 2006 and the period August 1, 2005 (commencement of operations) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, as of December 31, 2006, the Company had a working capital deficit of approximately $317,000 and an accumulated deficit of approximately $1,061,000 and, for the year ended December 31, 2006, the Company had negative cash flows from operations of approximately $280,000, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The accompanying financial statements do not include any adjustment that might result from the outcome of this uncertainty.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
December 12, 2007

CLEAR SKIES GROUP, INC.

BALANCE SHEETS

December 31,	2006	2005

ASSETS

Current assets
Cash and cash equivalents	$111,439	$119,336
Accounts receivable, less allowance for doubtful accounts of $68,000 and nil in 2006 and 2005, respectively	70,137
Costs and estimated earnings in excess of billings	79,875
Prepaid expenses		7,038

Total current assets	261,451	126,374

Property and equipment, net	17,708	22,014

Other assets	133,278	227,982

	$412,437	$376,370

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current liabilities
Accounts payable	$344,554	$29,065
Billings in excess of costs and estimated earnings	48,056
Due to related parties	30,275	24,077
Loan payable, stockholder	73,569
Payroll liabilities	76,125
Installation warranty liability	6,100

Total current liabilities	578,679	53,142

Common stock to be issued	894,000	694,000

Stockholder's deficit
Common stock, no par value, 200 shares authorized, 1 share issued and outstanding, as of December 31, 2006 and 2005
Additional paid-in capital	500	500
Accumulated deficit	(1,060,742)	(371,272)

Total stockholder's deficit	(1,060,242)	(370,772)

	$412,437	$376,370

See accompanying notes to financial statements.

CLEAR SKIES GROUP, INC.

STATEMENTS OF OPERATIONS

	Year Ended December 31, 2006	Period August 1, 2005 (commencement of operations) to December 31, 2005

Revenues
Contract revenue	$291,915	$4,000
Subcontractor revenue	644,681
Total revenues	936,596	4,000

Cost of revenues	701,702	49,336

Gross margin	234,894	(45,336)

Operating expenses
Selling expenses	215,071	19,439
General and administrative expenses	709,293	306,497

	924,364	325,936

Net loss	$(689,470)	$(371,272)

See accompanying notes to financial statements.

CLEAR SKIES GROUP, INC.

STATEMENTS OF STOCKHOLDER'S DEFICIT

Year ended December 31, 2006 and period August 1, 2005 (commencement of operations) to December 31, 2005

	Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balances, August 1, 2005	-	$-	$-	$-	$-

Issuance of stock	1		500		500

Net loss				(371,272)	(371,272)

Balances, December 31, 2005	1	-	500	(371,272)	(370,772)

Net loss				(689,470)	(689,470)

Balances, December 31, 2006	1	$-	$500	$(1,060,742)	$(1,060,242)

See accompanying notes to financial statements.

CLEAR SKIES GROUP, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2006	Period August 1, 2005 (commencement of operations) to December 31, 2005

Cash flows from operating activities
Net loss	$(689,470)	$(371,272)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	5,833	1,304
Stock-based compensation	96,000	192,000
Bad debt expense	68,000
Increase (decrease) in cash and cash equivalents
attributable to changes in operating assets and liabilities
Accounts receivable	(138,137)
Costs and estimated earnings in excess of billings	(79,875)
Prepaid expense	7,038	(7,038)
Other assets	(1,296)	(35,982)
Accounts payable	315,489	29,065
Billings in excess of costs and estimated earnings	48,056
Due to related parties	6,198	24,077
Payroll liabilities	76,125
Installation warranty liability	6,100
Net cash used in operating activities	(279,939)	(167,846)

Net cash flows used in investing activities,
purchases of property and equipment	(1,527)	(23,318)

Cash flows from financing activities
Issuance of loan payable, stockholder	100,000
Repayment of loan payable, stockholder	(26,431)
Capital advances (common stock to be issued)	200,000	310,500
Net cash provided by financing activities	273,569	310,500

Net increase (decrease) in cash and cash equivalents	(7,897)	119,336

Cash and cash equivalents, beginning of year	119,336

Cash and cash equivalents, end of year	$111,439	$119,336

Supplemental disclosures of noncash financing activities,
deferred fees (note 4)	$-	$(192,000)

See accompanying notes to financial statements.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies

Nature of Operations

Clear Skies Group, Inc. (the "Company" or “CSG”) was incorporated in the State of New York as a Subchapter C Corporation on September 24, 2003 and commenced operations on August 1, 2005. The Company delivers turnkey solar electricity installations and renewable energy technology to commercial and residential customers across the United States. The Company also has proprietary remote monitoring technology with potential applications in the solar electricity production industry and other markets.

Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains cash and cash equivalents, which consist primarily of demand deposits, with high credit quality financial institutions. At certain times, such amounts exceed FDIC insurance limits. The Company has not experienced any losses on these investments.

Accounts Receivable and Allowance for Doubtful Accounts

The Company regularly evaluates the validity of its accounts receivable. The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, if necessary, based on a history of past bad debts and collections and current credit conditions. Accounts are written-off as uncollectible on a case-by-case basis at the discretion of management. Accounts receivable consist of trade receivables and amounts due from state agencies for rebates on state-approved solar systems installed. When the Company sells systems with a rebate component, the savings is passed directly to the customer and the Company takes ownership of the rebate receivable from the applicable state agency.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company provides for depreciation principally using the straight-line method as follows:

Asset	Useful Life	Principal Method

Computer equipment	3 Years	Straight-line
Equipment and tools	3 Years	Straight-line
Automobile	5 Years	Straight-line

Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful lives of its long-lived assets or whether the remaining balance of long-lived assets should be evaluated for impairment. The Company does not believe that there were any indicators of impairment that would require an adjustment to such assets or their estimated periods of recovery at December 31, 2006 and 2005.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies (continued)

Revenue Recognition

The Company has two distinct revenue streams that have very different characteristics and payment time cycles. Therefore, a different revenue recognition policy applies to each category.

Contract revenue: In accordance with SEC Staff Accounting Bulletin No 101 - “Revenue Recognition in Financial Statements” (“SAB’), contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct costs of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. The Company maintains all the risks and rewards of billing. Regardless of the customer’s structure or industry, if the Company is the lead contractor, then the Company recognizes all revenues using the percentage of completion method.

Subcontracting Revenue: From time to time, the Company performs installation and other services as a subcontractor. These services differ from contract revenue in that the Company is entitled to be compensated for subcontractor work performed prior to completion of the system since the Company has no obligation or ownership of the system so long as it completes its tasks satisfactorily. Revenues from subcontractor projects are realized as they are completed.

Cost Recognition

Contract costs include all direct material, labor, and equipment costs and those indirect costs related to contract performance such as indirect labor, supplies, and tools costs. The Company makes provisions for estimated losses on uncompleted contracts in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revenues are determined.

The Company does not typically carry inventory. Costs incurred of approximately $72,000 and nil as of December 31, 2006 and 2005, respectively, to acquire materials that were purchased for certain jobs which had not been completed as of the balance sheet date are included in costs and estimated earnings in excess of billings. These costs are charged to the projects as they are installed.

Manufacturer and Installation Warranties

The Company warrants its products and services against defects in material or installation workmanship. The manufacturer’s warranty period on the solar panels and the inverters used by the Company have a warranty period range of 5 - 25 years. The Company assists the customer in the event that the manufacturer warranty needs to be used to replace a defective panel or inverter. The Company provides for a 5-year warranty on the installation of a system and all equipment and identical supplies other than solar panels and inverters that are covered under the manufacturer’s warranty. The Company records a provision for the installation warranty, within cost of sales - currently at 2% of contract revenue - based on historical experience and future expectations of the probable cost to be incurred in honoring its warranty commitment. The provision for the installation warranty as well as the provision charged to warranty expense for the year ended December 31, 2006 is $6,100.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies (continued)

Fair Value of Financial Instruments

The carrying values reported for cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values at each balance sheet date due to the short-term maturity of these financial instruments.

Income Taxes

The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be a C Corporation. The Company has not been profitable and therefore, no provision or liability for federal income taxes has been included in the financial statements. The Company is subject to New York State taxes.

In accordance with Statement of Financial Accounting Standards (“SFAS”) 109 - “Accounting for Income Taxes” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income taxes arise from timing differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. A deferred tax asset valuation allowance is recorded when it is more likely than not that deferred tax assets will not be realized. Utilization of net operating loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations provided by the Internal Revenue Code. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. During the year ended December 31, 2006 and the period August 1, 2005 (commencement of operations) to December 31, 2005, the Company has estimated deferred tax assets arising from the allowance of doubtful accounts, net operating loss carryforward, and timing difference of approximately $322,000 and $187,000, respectively, for which the Company has established a full valuation allowance. The effective tax rate differs from the Federal statutory rate in 2006 due to valuation allowance.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies (continued)

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments” (“SFAS 155”). SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole, eliminating the need to bifurcate the derivative from its host, if the holder elects to account for the whole instrument on a fair value basis. This statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of SFAS 155 to have a material impact on its consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (“SFAS 156”). SFAS 156 provides relief for entities that use derivatives to economically hedge fluctuations in the fair value of their servicing rights and changes how gains and losses are computed in certain transfers or securitizations. SFAS 156 is effective as of the beginning of the first fiscal year that begins after September 15, 2006. The Company does not expect the adoption of SFAS 156 to have a material impact on its consolidated financial position or results of operations.

In July 2006, the FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes.” FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The interpretation applies to all tax positions related to income taxes subject to FASB Statement No. 109. FIN 48 is effective for fiscal years beginning after December 15, 2006. Differences between the amounts recognized in the statements of financial position prior to the adoption of FIN 48 and the amounts reported after adoption should be accounted for as a cumulative-effect adjustment recorded to the beginning balance of retained earnings. The Company does not believe the adoption of FIN 48 will have a material impact on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles (“GAAP”), and expands disclosures about fair value measurements. This statement does not require any new fair value measurements in accounting pronouncements where fair value is the relevant measurement attribute. However, for some entities, the application of this statement will change current practice for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of the adoption of SFAS 157 on its definition and measurement of fair value and disclosure requirements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans — an amendment of FASB Statements No. 87, 88, 106, and 132(R) (“SFAS 158”). SFAS 158 requires entities to recognize and disclose an asset or liability for the overfunded or underfunded status of benefit plans in financial statements as of December 31, 2006. The Company has determined that the guidance in SFAS 158 does not have a material impact on its consolidated financial position or results of operations.

In September 2006, the Securities and Exchange Commission (the “SEC”) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 provides guidance on how prior year’s misstatements should be considered when quantifying misstatements in the current year’s financial statements. The SAB requires registrants to quantify misstatements using both balance sheet and an income statement approach and evaluate whether each approach results in quantifying a misstatement that, when all relevant quantitative and qualitative factors are considered, is material.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

1. Nature of operations and summary of significant accounting policies (continued)

Stock Based Compensation

The Financial Accounting Standards Board (“FASB”) issued SFAS No. 123(R), "Accounting for Stock-Based Compensation (Revised)." SFAS No. 123(R) focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123(R) requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized of the period during which an employee is required to provide service in exchange for the award. No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The Company adopted SFAS No. 123(R) at commencement of operations.

2. Going concern consideration

The financial statements have been prepared assuming the Company will continue as a going concern. As of December 31, 2006, the Company had a working capital deficit of approximately $317,000 and an accumulated deficit of approximately $1,061,000. For the year ended December 31, 2006 and the period August 1, 2005 (commencement of operations) to December 31, 2005, the Company incurred losses of approximately $690,000 and $371,000, respectively, and had negative cash flows from operations of approximately $280,000 and $168,000, respectively. Losses and negative cash flows continue in 2007. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management recognizes that the Company must generate additional revenues and sufficient gross profits to achieve profitable operations. Management's plans to increase revenues include the continued building of its customer base. Management’s near and long-term operating strategy focuses on securing adequate equity financing to capitalize on the Company’s numerous business opportunities and to fund operations so that the Company can seek to achieve profitable operations.

There can be no assurance that the Company will be successful in building its customer base or that the available equity financing will be sufficient to fund current operations until such time that the revenues increase to generate sufficient profit margins to cover operating costs. If the Company is unsuccessful in building its customer base or is unable to obtain additional financing, on terms favorable to the Company, there could be a material adverse effect on the financial position, results of operations and cash flows of the Company. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

3. Property and equipment

Details of property and equipment at December 31, 2006 and December 31, 2005 are as follows:

	2006	2005
.
Computer equipment	$1,683	$1,318
Equipment and tools	6,162	5,000
Automobile	17,000	17,000
	24,845	23,318

Less accumulated depreciation	7,137	1,304

	$17,708	$22,014

For the year ended December 31, 2006 and the period August 1, 2005 (commencement of operations) to December 31, 2005, depreciation expense amounted to $5,833 and $1,304, respectively.

4. Stock-based compensation and common stock to be issued

Upon commencement of operations, the Company entered into multiple agreements in which the Company received consulting and other services in exchange for the Company’s common stock. The Company complies with SFAS 123(R) and records compensation expense for the fair value of theses services over the periods in which they are provided.

In September 2005, the Company agree to grant 120,000 shares to three individuals for agreeing to serve on the board of directors for a three year term. The fair value of these shares at the date of such agreement was estimated to be approximately $96,000 which will result in a monthly compensation expense of approximately $2,700 over the term of the agreement. For the year ended December 31, 2006 and for the period August 1, 2005 (commencement of operations) to December 31, 2005 the Company recorded board of director fees, which is included in general and administrative expenses, of approximately $32,000 and $11,000, respectively, for these shares. Included in other assets as of December 31, 2006 and 2005 are deferred board of director fees of approximately $53,000 and $85,000, respectively, for the obligation to issue these shares.

In September 2005, the Company agreed to grant 160,000 shares to two entities for agreeing to provide consulting and other services over a two year term. The fair value of these shares at the date of such agreement was estimated to be approximately $128,000 which will result in a monthly compensation expense of approximately $5,333 over the term of the agreement. For the year ended December 31, 2006 and for the period August 1, 2005 (commencement of operations) to December 31, 2005, the Company recorded as consulting and other service fees, which is included in general and administrative expenses, approximately $64,000 and $21,000, respectively, for these shares. Included in other assets, as of December 31, 2006 and 2005, are deferred consulting and other service fees of approximately $43,000 and $107,000, respectively for the obligation to issue these shares.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

4. Stock-based compensation and common stock to be issued (continued)

In September 2005, the Company agreed to grant 200,000 shares to three individuals in exchange for consulting and other services to assist in the commencement of operations. The fair value of these shares at the date of such agreement was estimated to be approximately $160,000. Since there was no further obligation once operations had commenced, the full amount was charged to compensation expense, which is included in general and administrative expenses, during the period August 1, 2005 (commencement of operations) to December 31, 2005.

As a result of the above transactions and capital advances of $310,000 in September 2005 and $200,000 in April 2006, the Company became contractually obligated to issue shares in excess of its 200 authorized. As a result, the Company recorded a liability of approximately $894,000 and $694,000 as of December 31, 2006 and 2005, respectively, for the value of the contractual obligations. Due to the contractual obligation to issue the excess shares, the Board of Directors, with stockholder approval, passed a resolution to increase the authorized shares to 10,000,000. On January 30, 2007, the Company’s certificate of incorporation (the “Charter”) was officially amended to authorize the Company to issue 10,000,000 shares of $0.01 par value common stock. Upon the amendment to the Charter, the obligation was fulfilled and the liability was reclassified to stockholders equity as Common Stock to the extent of par value, with the excess amount reclassified as Additional Paid-In capital.

5. Related party transactions

At December 31, 2006 and 2005, the Company had a due to related parties of approximately $30,000 and $24,000, respectively. There are no formal agreements, nor specific repayment terms and no accrued interest payable.

At December 31, 2006, the Company had a non-interest bearing loan payable to a stockholder in the amount of approximately $74,000. There is no formal loan agreement, nor specific repayment terms or accrued interest payable.

During the year ended December 31, 2006 and for the period August 1, 2005 (commencement of operations) to December 31, 2005, the Company paid related parties approximately $185,000 and $41,000, respectively for consulting services. At December 31, 2006 and 2005, $51,000 was payable and $1,000 was prepaid, respectively, relating to these amounts.

During the period August 1, 2005 (commencement of operations) to December 31, 2005, the Company paid related parties approximately $17,000 for subcontractor services.

During the year ended December 31, 2006, the Company paid payroll to future stockholders of approximately $128,000 and reimbursement of expenses of approximately $4,000.

During the year ended December 31, 2006, the Company performed services for a related party for which it earned revenues of $55,000.

In October 2005, the Company purchased substantially all of the assets of a related party for $25,000, which consisted primarily of a truck and equipment with fair market values of $17,000 and $5,000, respectively.

Refer to Note 4 for details of stock-based compensation to stockholders.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

6. Contracts

The Company generates billings based on the fulfillment of milestones, which are set forth in the signed contract for each project. Milestones may include, but are not limited to, initial permits being satisfied, delivery of materials, and when installation is subsequently complete.

As of December 31,	2006

Costs incurred on contracts	$773,845
Estimated earnings, less foreseeable losses	234,894
1,008,739
Billings to date	(976,920)
Net costs and estimate earnings/losses in excess of billings	$31,819

These amounts are included in the accompanying
December 31, 2006 balance sheet under the following captions:
Costs and estimated earnings in excess of billings	$79,875
Billings in excess of costs and estimated earnings	(48,056)
$31,819

7. Commitments and Contingencies

Litigation

From time to time, the Company is a party to various legal matters in the normal course of business, the outcome of which, in the opinion of management, will not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

8. Significant Concentration of Business and Credit Risk
The Company had two and three vendors that accounted for approximately 85% and 94%, respectively, of materials purchased during the year ended December 31, 2006 and for the period August 1, 2005 (commencement of operations) to December 31, 2005. At December 31, 2006, accounts payable included amounts owed to one of the 2006 top vendors of approximately $218,000.

The Company had two customers that accounted for approximately 49% of revenues billed during the year ended December 31, 2006. At December 31, 2006, accounts receivable included amounts owed to the Company from one of the 2006 top customers of approximately $55,000. During the period August 1, 2005 (commencement of operations) to December 31, 2005, there was one customer who accounted for all of the Company’s revenues.

CLEAR SKIES GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

9. Subsequent events

The Company anticipates closing a transaction, pursuant to which a publicly-traded company (“Pubco”) will acquire by merger all of the issued and outstanding capital stock and the business of the Company. The transaction will be accounted for as a reverse merger (“merger”) whereby the Company will be considered the accounting acquirer. As a result of such merger, the Company will become a whollyowned subsidiary of Pubco. The Company expects that, immediately following such merger, Pubco will close on a private placement offering of Pubco’s common stock for a minimum aggregate purchase price of $3,250,000.

Bridge Notes

On August 31, 2007 and September 12, 2007, the Company sold an aggregate of $745,000 principal amount of 10% secured notes (“Bridge Notes”). The purchaser’s of Bridge Notes paid an aggregate gross purchase price of $745,000 for such Bridge Notes and 1,192,000 shares of common stock of the Company. The Bridge Notes will become due and payable upon the closing of the proposed private placement transaction by Pubco. Pursuant to the Bridge Notes, each holder will have the right to exchange its Bridge Note for an amount of securities that could be purchased in such private placement for a purchase price equal to the outstanding principal and accrued interest thereon.

Stockholders’ Equity

In May 2007, the Company issued a stockholder 50,000 Warrants to purchase 50,000 shares of Common Stock. The Warrants have a three year term and an exercise price of $2.00 per share.

In April 2007, the Company issued 37,500 shares of the Company’s common stock and Warrants to purchase 37,500 shares of common stock to an accredited investor for $75,000. The Warrants have a three year term and an exercise price of $2.00 per share.

In May 2007, the Company issued 300,000 shares and 150,000 Warrants to purchase additional shares of the Company’s common stock to the president of the Company as compensation for services rendered. The Warrants have a three year term and an exercise price of $2.00 per share.

In April and May 2007, the Company issued a total of 140,000 shares to three individuals as compensation for services rendered.

In May 2007, the Company issued 150,000 shares to a related party as compensation for subcontractor services.

In July 2007, the Company issued 10,000 shares of the Company’s common stock and Warrants to purchase 10,000 shares of common stock to an accredited investor for $20,000. The Warrants have a three year term and an exercise price of $2.00 per share.